UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): April 5, 2005

                                ----------------


                       PEGASUS COMMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          Delaware                       0-32383                 23-3070336
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)


    c/o Pegasus Communications Management Company
                 225 City Line Avenue
                   Bala Cynwyd, Pennsylvania                     19004
            (Address of Principal Executive Offices)           (Zip Code)


       Registrant's Telephone Number, Including Area Code: (800) 376-0022


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

         On April 5, 2005, Pegasus Communications Corporation received a Nasdaq staff determination indicating that the company has failed to comply with the Nasdaq filing requirement, as set forth in Marketplace Rule 4310(c)(14), due to the fact that it did not file its Annual Report on Form 10-K for the year ended December 31, 2004 with the SEC by March 31, 2005. As a result, beginning at the opening of trading on April 7, 2005, Nasdaq will append the fifth character "E" to the company's trading symbol.

         Pegasus intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. The hearing request will stay the delisting and the company's Class A common stock will continue to be listed on The Nasdaq National Market until the Panel issues its decision. There can be no assurance that the Panel will grant the company's request for continued listing. The hearing is expected to be held within the next four to six weeks and the Panel will issue its decision following the hearing.

         Pegasus is continuing to work diligently to file its Form 10-K with the SEC and hopes to do so in the near future. Pegasus' failure to file its Form 10-K by March 31, 2005 has been occasioned by the resignation of the company's former independent public accountants on December 29, 2004; the delay in the engagement of the company's new public accountants until February 14, 2005; as well as the time and resources required to be devoted by management to the Chapter 11 bankruptcy proceedings of its subsidiary, Pegasus Satellite Communications, Inc.

         In connection with the receipt of the Nasdaq staff determination, we issued a press release on April 6, 2005, a copy of which is attached hereto as
Exhibit 99.1 and incorporated herein by reference.


Item 9.01     Financial Statements and Exhibits.

 (c)     Exhibits.

Exhibit
Number   Description of Exhibit

99.1          Press release dated April 6, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           PEGASUS COMMUNICATIONS CORPORATION


                           By                /s/ Scott A. Blank
                              --------------------------------------
                                                Scott A. Blank,
                                              Senior Vice President


Date:  April 6, 2005

                                  EXHIBIT INDEX


Exhibit
Number        Description of Exhibit

99.1          Press release dated April 6, 2005.

  Pegasus Communications Receives Nasdaq Notice of Potential Delisting Due to
                  Failure to File Form 10-K by March 31, 2005

Bala Cynwyd, PA, April 6, 2005 - Pegasus Communications Corporation (Nasdaq:
PGTV) announced that it received a Nasdaq staff determination on April 5, 2005 that the company has failed to comply with the Nasdaq filing requirement, as set forth in Marketplace Rule 4310(c)(14), due to the fact that it did not file its Annual Report on Form 10-K for the year ended December 31, 2004 with the SEC by March 31, 2005. As a result, beginning at the opening of trading on April 7, 2005, Nasdaq will append the fifth character "E" to the company's trading symbol.

Pegasus intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. The hearing request will stay the delisting and the company's Class A common stock will continue to be listed on The Nasdaq National Market until the Panel issues its decision. There can be no assurance that the Panel will grant the company's request for continued listing. The hearing is expected to be held within the next four to six weeks and the Panel will issue its decision following the hearing.

The company said that it is diligently working to file its Form 10-K with the SEC and hopes to do so in the near future. Pegasus' failure to file its Form 10-K by March 31, 2005 has been occasioned by the resignation of the company's former independent public accountants on December 29, 2004; the delay in the engagement of the company's new public accountants until February 14, 2005; as well as the time and resources required to be devoted by management to the Chapter 11 bankruptcy proceedings of its subsidiary, Pegasus Satellite Communications, Inc.

About Pegasus Communications

Pegasus Communications Corporation (NASDAQ: PGTV) provides wireless Internet access to residential and enterprise customers and is one of the fastest growing Wireless Internet Service Providers (WISP) in the United States. Pegasus has a heritage of successfully introducing new and innovative digital communication services. Pegasus is a licensee of 700 MHz spectrum covering in excess of 180 million people that will in future enable the delivery of broadband communications to fixed and mobile users in major markets such as New York, Boston, Philadelphia, Pittsburgh, Cleveland, Detroit, Chicago, Miami, Tampa, Phoenix, San Francisco, Sacramento, Portland and Seattle.
Contact Information:

Andrew Smith
Pegasus Communications Corporation
(610) 934-7083
andrew.smith@pgtv.com